UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 26, 2005



                                   ICOA, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Nevada                            0-32513                          87-0403239
     -------------------------------        -----------------------       --------------------------------
     (State or other jurisdiction of        (Commission File Number)      (IRS Employer Identification No.)
              incorporation)



                  111 Airport Road, Warwick, Rhode Island 02889
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (401) 352-2300
               --------------------------------------------------
               Registrant's telephone number, including area code:




                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.01 - ACQUISITION OR DISPOSTION OF ASSETS

On May 26, 2005, ICOA, Inc. (the "Company") completed its acquisition of 100% of the outstanding stock of Wise Technologies, Inc. ("Wise"), pursuant to a previously announced Stock Purchase Agreement entered into on April 26, 2005 (the "Agreement").

Under the Agreement, the Company issued 40,000,003 shares of restricted common stock, at a price of $0.05 per share, to the former shareholders of Wise. The Company also entered into a Registration Rights and Shareholder Agreement, a Note and a Consulting Agreement with an affiliate of Wise, each of which was specified in the Agreement.

A copy of the Agreement and the ancillary agreements was filed as an exhibit to the Company's form 8-K filed on April 22, 2005 and incorporated herein by reference.


ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES


On May 26, the Company issued 40,000,003 shares of common stock to the former shareholders of Wise, pursuant to a previously announced Stock Purchase Agreement entered into on April 26, 2005.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS


     (a)  Financial Statements of Business Acquires - Wise Technologies, Inc.

          Report of Independent Registered Public Accounting Firm

          Balance sheets as of December 31, 2004 and 2003

          Statements of  operations  for the years ended  December  31, 2004 and
          2003

          Statement of changes in stockholders' deficit for the years ended December 31, 2004 and 2003

          Statements  of cash flows for the years  ended  December  31, 2004 and
          2003

          Notes to financial statements of December 31, 2004 and 2003


     (b)  Pro Forma Financial Information

          Pro Forma combined statement of operations for the twelve months ended December 31, 2004 (unaudited)

          Pro Forma combined statement of operations for the six months ended June 30, 2005 for ICOA and the period from January 1, 2005 to May 26, 2005 (the date of acquisition) for Wise Technologies, Inc. (unaudited)

          Notes to Pro Forma Combined Financial Statements (Unaudited)

     (c)  Exhibit No. Description


          99.1 Stock Purchase Agreement Attached to the Company's Form 8-K filed on April 22, 2005 and incorporated herein by reference.

                             WISE TECHNOLOGIES, INC.
                              FINANCIAL STATEMENTS



                                TABLE OF CONTENTS



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT...................F-2

BALANCE SHEETS.......................................................F-3

STATEMENTS OF OPERATIONS.............................................F-4

STATEMENT OF CHANGES IN STOCKHOLDERS DEFICIT ........................F-5

STATEMENTS OF CASH FLOWS.............................................F-6

NOTES TO FINANCIAL STATEMENTS........................................F-7 to F-12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders'
Wise Technologies, Inc.
Warwick, Rhode Island

We have audited the accompanying balance sheet of Wise Technologies, Inc. as of December 31, 2004 and 2003 and the related statements of operations, statement of stockholders deficit and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wise Technologies, Inc. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred losses of $524,028 and $541,989 for the years ended December 31, 2004 and 2003, respectively. Additionally, the Company had a working capital deficiency of $160,667 and $202,808 at December 31, 2004 and 2003, respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also described in Note 2 to the financial statements. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.





                                                   /s/ Sherb & Co., LLP
                                                   -----------------------------
                                                   Certified Public Accountants


New York, New York
September 19, 2005

                             WISE TECHNOLOGIES, INC.
                                 BALANCE SHEETS



                                                                December 31,
                                                       -----------------------------
                                                            2004             2003
                                                       -------------   -------------
                                     ASSETS

CURRENT ASSETS:
      Cash and cash equivalents                        $     22,507    $          -
      Accounts receivable (net of allowance
        of $4,932 and $0 respectively)                        6,557          16,818
      Inventory                                                   -             485
      Other current assets                                        -          25,945
                                                       -------------   -------------
          TOTAL CURRENT ASSETS                               29,064          43,248

EQUIPMENT, net                                              180,065         126,849

OTHER ASSETS:
      Other                                                  23,982             500
      Deposits                                                2,500           2,500
                                                       -------------   -------------
          TOTAL OTHER ASSETS                                 26,482           3,000
                                                       -------------   -------------

                                                       $    235,611    $    173,098
                                                       =============   =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     (Cash overdraft                                   $          -    $      2,830
      Accounts payable and accrued expenses                  86,867          28,418
      Note payable                                            6,772          13,554
      Notes payable related party                            50,000         182,126
      Capital lease obligation - short term                  46,092          19,128
                                                       -------------   -------------
          TOTAL CURRENT LIABILITIES                         189,731         246,056
                                                       -------------   -------------

CAPITAL LEASE OBLIGATION, net of short term                  55,083          23,442

STOCKHOLDERS' DEFICIT:
      Common stock, $.01 par value; authorized shares
        3,000,000 and 2,000,000 respectively;
        2,396,090  and 1,784,865 shares issued and
        outstanding respectively                             23,961          17,849
      Additional paid-in capital                          1,354,797         749,684
      Accumulated deficit                                (1,387,961)       (863,933)
                                                       -------------   -------------
          TOTAL STOCKHOLDERS' DEFICIT                        (9,203)        (96,400)
                                                       =============   =============

                                                       $    235,611    $    173,098
                                                       =============   =============



                        See notes to financial statements

                             WISE TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS



                                                For The Years Ended December 31,
                                                --------------------------------
                                                    2004                2003
                                                --------------     -------------
REVENUES                                        $     345,016      $    204,617
                                                --------------     -------------
COST OF SERVICES:
      Cost of services                                258,848           212,005
      Depreciation                                     70,492            45,882
                                                --------------     -------------
          TOTAL COST OF SERVICES                      329,340           257,887
                                                --------------     -------------

GROSS MARGIN                                           15,676           (53,269)

OPERATING EXPENSES:
      Selling, general and administrative             533,662           458,180
      Depreciation                                      6,042               150
                                                --------------     -------------
          TOTAL OPERATING EXPENSES                    539,704           458,330
                                                --------------     -------------

NET LOSS                                        $    (524,028)     $   (511,599)
                                                ==============     =============


                        See notes to financial statements

                             Wise Technologies, Inc.
                  Statement of Changes in Stockholders' Deficit


                                                           Common Stock
                                                         ($.01 par value)            Additional                           Total
                                                  ------------------------------      Paid-In         Accumulated     Stockholders'
                                                     Shares           Amount          Capital           Deficit          Deficit
                                                  -------------    -------------    -------------    -------------    -------------
 Balance, December 31, 2002                          1,415,765     $     14,158     $    384,275     $   (352,334)    $     46,099

 Issuance of stock for:
      Sale of stock                                    369,100            3,691          365,409                -          369,100
   Net loss                                                  -                -                -         (511,599)        (511,599)
                                                  -------------    -------------    -------------    -------------    -------------
Balance, December 31, 2003                           1,784,865           17,849          749,684         (863,933)         (96,400)

 Issuance of stock for:
      Sale of stock                                    250,225            2,502          247,723                -          250,225
      Loan conversions                                 346,000            3,460          342,540                -          346,000
      Compensation                                      10,000              100            9,900                -           10,000
      Exercise of options                                5,000               50            4,950                -            5,000
   Net loss                                                  -                -                -         (524,028)        (524,028)

                                                  -------------    -------------    -------------    -------------    -------------
 Balance, December 31, 2004                          2,396,090     $     23,961     $  1,354,797     $ (1,387,961)    $     (9,203)
                                                  =============    =============    =============    =============    =============


                        See notes to financial statements

                             WISE TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS


                                                      For the Years Ended December 31,
                                                           2004            2003
                                                      --------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                        $    (524,028)   $    (511,599)
                                                      --------------   --------------
      Adjustments to reconcile net loss to net
        cash used in operating activities:
               Depreciation                                  76,534           46,032
               Stock issued for services                     10,000                -
      Changes in assets and liabilities:
          Accounts receivable                                10,260          (16,818)
          Inventory                                             485                -
          Other assets                                       25,946          (24,077)
          Accounts payable and accrued expenses              58,449           (1,972)
                                                      --------------   --------------
      Net cash used in operating activities                (342,354)        (508,435)
                                                      --------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Acquisition of equipment                             (129,750)         (93,760)
      Other                                                 (23,482)            (500)
                                                      --------------   --------------
NET CASH USED IN INVESTING ACTIVITIES                      (153,232)         (94,260)
                                                      --------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Payments of lease obligations                          54,698           42,570
      Cash overdraft                                         (2,830)           2,830
      Payments of notes payable                                   -                -
      Proceeds of private placement                         250,225          369,100
      Proceeds from notes payable                           216,000          175,900
                                                      --------------   --------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                   518,093          590,400
                                                      --------------   --------------

INCREASE (DECREASE) IN CASH                                  22,507          (12,295)

CASH - BEGINNING OF YEAR                                          -           12,295
                                                      --------------   --------------

CASH - END OF YEAR                                    $      22,507    $           -
                                                      ==============   ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
      INFORMATION:
NON-CASH INVESTING AND FINANCING ACTIVITIES:
        Conversion of notes and interest into stock   $     346,000    $           -
                                                      --------------   --------------
        Exercise of stock options                     $       5,000    $           -
                                                      --------------   --------------



                        See notes to financial statements

                             WISE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


1.   THE COMPANY

Wise Technologies, Inc. ("Wise" or the "Company"), was organized in Maryland in September 2001 to deliver Internet services to the public.

In May 2005, the Company was sold to ICOA, Inc.


2.  GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company incurred losses of $524,028 and $541,989 for the year's ended December 31, 2004 and 2003, respectively. Additionally, the Company had a working capital deficiency of $160,667 and $202,808 at December 31, 2004 and 2003 respectively. These conditions raise substantial doubts about the Company's ability to continue as a going concern.

In May 2005, the Company was sold to ICOA, Inc. The management of ICOA, Inc. is actively pursuing reduction of costs and increases in revenue to bring Wise to profitability; however, any results of these plans and actions cannot be predicted. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has satisfied its cash requirements to date primarily through private placements of common stock, warrants, debentures convertible into shares of common stock and the issuance of common stock in lieu of payment for services. Also, officers and related parties have at times loaned the Company funds to provide working capital.

The Company currently relies on revenue produced through operations and ICOA, Inc. to meet its cash requirements.



3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - The Company considers all highly liquid short-term investments, with a remaining maturity of three months or less when purchased, to be cash equivalents.

Impairment of long-lived assets - The Company evaluates the recoverability and carrying value of its long-lived assets at each balance sheet date, based on guidance issued in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Among other factors considered in such evaluation is the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable and concentration of credit risk - Concentration of credit risk with respect to trade receivables is limited to customers dispersed across the United States of America. Trade receivables typically consist of sales of equipment or installation services. The Company has minimal exposure related to any individual sale. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the various customers.

Allowance for doubtful accounts - The Allowance for doubtful accounts is based on the Company's assessment of the collectibility of customer accounts and the aging of the accounts receivable. The Company regularly reviews the adequacy of the Company's allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received. The Company also establishes an unallocated reserve that is applied to all amounts that are not specifically identified. In determining specific receivables where collections may not have been received, the Company reviews past due receivables and gives consideration to prior collection history and changes in the customer's overall business condition. The allowance for doubtful accounts reflects the Company's best estimate as of the reporting dates.

Income Taxes - The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Fair Value of Financial Instruments - The Company considers its financial instruments, which are carried at cost, to approximate fair value due to their near-term maturities.

Inventory - Inventory consists of equipment held for resale or staged for future installation. Inventory is valued at the lower of cost or market based on specific identification. Obsolete inventory is written off and disposed of on a periodic basis.

Property and Equipment - Property and equipment are recorded at cost. Depreciation is provided by the straight - line method over the estimated useful lives of the related assets, which is estimated to be from three to seven years.

Revenue Recognition - Revenue generated for Internet access via Wi-Fi or Internet terminals (transaction service fees) is recognized at the time the service is used. Costs associated with providing the services are expensed as incurred.

Revenue generated from the sale and configuration of Wi-Fi equipment is recognized at time of shipment FOB to the customer. Costs associated with the equipment sold are expensed at the time of shipment. Configuration and setup labor are expensed as incurred.

Revenue generated from managed services (both help desk and network management) is recognized at the time of billing. Services are billed at the beginning of each month's activity.

Advertising Costs - The Company expenses advertising costs as incurred. The company incurred costs of $9,608 and $40,791 for the years 2004 and 2003 respectively.

Stock Based Compensation - Financial Accounting Statement No. 123, Accounting for Stock Based Compensation, encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.


4.   NOTES PAYABLE

Notes payable consists of the following at December 31:

                                                      Amount        Amount

                      Lender                           2004          2003
  --------------------------------------------      ----------    ----------
  Areather Murray (Related Party)                   $   50,000    $  130,000
  Demand note, 12.5% interest

  Human Vision Technology Ventures, LLC.                     0        52,126
  (Related Party)

  GMAC - Auto Loan (Company Van)
  0% interest, payments of $565 per month due
  December 2005                                          6,772        13,554
                                                    ----------    ----------
                                        Total       $   56,772    $  195,680
                                                    ------------------------


From May 2003 through December 2003, the Company received short term loans totaling $52,126 from Human Vision Technology Ventures, LLC, a related party. The loans were on a demand basis, and carried no interest. During 2004, Human Vision converted the outstanding balance of the notes into shares of common stock of the Company.

In September 2003 and December 2003, the Company received loans from Areather Murray, a related party totaling $130,000. The loans were on a demand basis and carried no interest.

In November 2004, the Company received a short term loan from Areather Murray, due on demand and carrying 12.5% interest.

In December 2004, Areather Murray converted the $130,000 loan into 130,000 shares of common stock of the Company.



5.   STOCK OPTIONS AND WARRANTS

The Company utilizes the Black-Scholes option-pricing model to calculate the fair value of each individual issuance of stock options and warrants. There were no options or warrants granted in 2003 or 2004. No options or warrants were exercised in 2003.

Stock option and warrant activity for the years ended December 31, are summarized as follows:


                                                                                        Weighted Avg.
                                                       Number of Shares                Exercise Price
----------------------------------------------- ------------------------------- -----------------------------
Outstanding Dec. 31, 2002                                  225,500                    $    0.01
----------------------------------------------- ------------------------------- -----------------------------
    No Activity                                                  0                            -
----------------------------------------------- ------------------------------- -----------------------------
Outstanding Dec. 31, 2003                                  225,500                         0.01
----------------------------------------------- ------------------------------- -----------------------------
   Exercised                                                 5,000                         0.01
----------------------------------------------- ------------------------------- -----------------------------
Outstanding Dec. 31, 2004                                  220,500                    $    0.01
----------------------------------------------- ------------------------------- -----------------------------


At December 31, 2004, the range of price for all outstanding stock options and warrants was $0.01, with an average remaining life of 6 months and an average exercise price of $0.01 per share. All warrants were exercisable at December 31, 2004.

Upon acquisition (See Note 11), all remaining warrants were either exercised or cancelled. None remained open subsequent to the date of acquisition.

6.   INCOME TAXES

At December 31, 2004, the Company had a net operating loss carryforward of approximately $1,388,000 available as offsets against future taxable income, if any, which expire at various dates through 2023.


                                                     Year Ended December 31,
                                      --------------------------------------------------
                                                2004                     2003
                                      ------------------------    ----------------------
Expected income tax benefit                 $ (175,000)               $ (173,000)
State income tax (benefit),                    (26,000)                  (25,000)
net of Federal effect
Increase in valuation allowance                201,000                   198,000
                                      ------------------------    ----------------------

                                            $        -                $        -
                                      ========================    ======================



The components of the Company's deferred tax asset are as follow:

                                                     Year Ended December 31,
                                      --------------------------------------------------
                                                2004                     2003
                                      ------------------------    ----------------------

Net operating loss                          $  520,000                $  542,000
Valuation allowance                           (520,000)                 (542,000)
                                      ------------------------    ----------------------
                                            $        -                $        -
                                      ========================    ======================



7.  PROPERTY AND EQUIPMENT

Property and equipment, at cost, consist of the following:


                                                          Year Ended December 31,
                                           --------------------------------------------------
                                                     2004                     2003
                                           ------------------------    ----------------------
        Furniture, fixtures and equipment        $  291,674                $     161,121
        Vehicles                                     21,545                       21,545
        Leasehold improvements                       15,900                       15,900
                                           ------------------------    ----------------------
                                                    329,119                      198,566
        Less accumulated depreciation               149,054                       71,717
                                           ------------------------    ----------------------
                                                 $  180,065                $     126,849
                                           ========================    ======================

The Company recorded depreciation expense of $76,534 and $46,032 for the years ended December 31, 2004 and 2003 respectively.

Property and equipment under capital lease was $48,066 and $144,240 for the years ended December 31, 2004 and 2003, respectively.




8.   STOCKHOLDERS' DEFICIT

In 2004, the Company received proceeds of $250.225 from a private placement of Common Stock.

In 2004, the Company converted $346,000 of debt into Common Stock.

In 2004,  the Company  recorded  the  exercise of $5,000 of options  into Common
Stock.

In 2004, the Company issued $10,000 of Common Stock for compensation for services.

In 2003, the Company received proceeds of $369,100 from a private placement of Common Stock.

9.   FUTURE MINIMUM LEASE OBLIGATIONS

The Company leases equipment from various leasing companies for deployment of Wi-Fi and Internet terminal locations. The table shows the future lease obligations by year.

                     Year Ended            Capital Lease Obligations
                  ------------------    -------------------------------
                  December 31, 2005                $ 46,092
                  ------------------    -------------------------------
                  December 31, 2006                $ 43,224
                  ------------------    -------------------------------
                  December 31, 2007                $ 11,859
                  ------------------    -------------------------------

Leases carry interest at a rate of 7% per annum. Payments total $4,254 per month. The leases have terms between 2 and 4 years with expirations between July 2006 and November 2007.


10.  RELATED PARTIES

Various related parties have loan the Company funds from time to time. These transactions are more fully described in Note 4 - Notes Payable.


11.  SUBSEQUENT EVENTS

On May 26, 2005, ICOA, Inc. (the "Company") completed its acquisition of 100% of the outstanding stock of Wise Technologies, Inc. ("Wise"), pursuant to a previously announced Stock Purchase Agreement entered into on April 26, 2005 ( the "Agreement").

Under the Agreement, the Company issued 40,000,003 shares of restricted common stock, at a price of $0.05 per share, to the former shareholders of Wise. The Company also entered into a Registration Rights and Shareholder Agreement, a Note and a Consulting Agreement with an affiliate of Wise, each of which was specified in the Agreement.

                                   ICOA, INC.


                     PRO FORMA COMBINED FINANCIAL STATEMENTS

                           ICOA, INC. AND SUBSIDIARIES
                   PRO-FORMA COMBINED STATEMENTS OF OPERATIONS
                               December 31, 2004
                                   (Unaudited)


                                                             HISTORICAL               PRO-FORMA        PRO-FORMA
                                                       ICOA            WISE          ADJUSTMENTS        COMBINED
                                                  -------------    -------------    -------------    -------------
REVENUES:
      Transaction service fees                    $    354,324     $    334,082     $                $    688,406
      Licensing fees                                    15,000                -                            15,000
      Equipment sales and installation                 649,731            1,651                           651,382
      Managed services                                 151,664            9,283                           160,947
                                                  -------------    -------------    -------------    -------------
          TOTAL REVENUE                              1,170,719          345,016                -        1,515,735
                                                  -------------    -------------    -------------    -------------

COST OF SERVICES:
      Telecommunication costs                          244,565          181,752                           426,317
      Equipment and installation                       446,300           35,011                           481,311
      Managed services                                 103,069           42,085                           145,154
      Depreciation and amortization                    407,452           70,492                           477,944
                                                  -------------    -------------    -------------    -------------
          TOTAL COST OF SERVICES                     1,201,386          329,340                -        1,530,726
                                                  -------------    -------------    -------------    -------------

GROSS MARGIN                                           (30,667)          15,676                -          (14,991)

OPERATING EXPENSES:
      Selling, general and administrative            2,903,404          533,662                         3,437,066
      Depreciation                                      10,053            6,042                            16,095
      Gain on extinguishment of debt                  (304,968)               -                          (304,968)
                                                  -------------    -------------    -------------    -------------
          TOTAL OPERATING EXPENSES                   2,608,489          539,704                -        3,148,193
                                                  -------------    -------------    -------------    -------------

OPERATING LOSS                                      (2,639,156)        (524,028)               -       (3,163,184)

INTEREST EXPENSE                                      (920,383)               -                          (920,383)
WRITE DOWN ON IMPAIRMENT OF ASSETS                    (352,591)               -                          (352,591)
OTHER                                                  (10,000)               -                           (10,000)

                                                  -------------    -------------    -------------    -------------
NET LOSS                                          $ (3,922,130)    $   (524,028)    $          -     $ (4,446,158)
                                                  =============    =============    =============    =============

BASIC AND DILUTED - LOSS PER SHARE                $      (0.03)    $      (0.01)    $       0.00     $      (0.03)
                                                  =============    =============    =============    =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
          Basic and Diluted                        136,439,380       40,000,003                0 (B)  176,439,383
                                                  =============    =============    =============    =============

                   See notes to pro forma financial statements

                           ICOA, INC. AND SUBSIDIARIES
                   PRO-FORMA COMBINED STATEMENTS OF OPERATIONS


                                   (Unaudited)

                                                            HISTORICAL
                                                  June 30, 2005     May 26, 2005      PRO-FORMA       PRO-FORMA
                                                      ICOA             WISE          ADJUSTMENTS       COMBINED
                                                  -------------    -------------    -------------    -------------
REVENUES:
      Transaction service fees                    $    440,822     $    199,623     $                $    640,445
      Equipment sales and installation                 332,745                -                           332,745
      Managed services                                 155,096                -                           155,096
                                                  -------------    -------------    -------------    -------------
          TOTAL REVENUE                                928,664          199,623                -        1,128,287
                                                  -------------    -------------    -------------    -------------

COST OF SERVICES:
      Telecommunication costs                          167,378          111,843                           279,221
      Equipment and installation                       265,883                -                           265,883
      Managed services                                 257,188                -                           257,188
      Depreciation and amortization                    213,046            6,851                           219,897
                                                  -------------    -------------    -------------    -------------
          TOTAL COST OF SERVICES                       903,496          118,694                -        1,022,190
                                                  -------------    -------------    -------------    -------------

GROSS MARGIN                                            25,168           80,929                -          106,097

OPERATING EXPENSES:
      Selling, general and administrative            2,331,994          352,342                         2,684,336
      Depreciation                                       4,501            5,575                            10,076
                                                  -------------    -------------    -------------    -------------
          TOTAL OPERATING EXPENSES                   2,336,495          357,917                -        2,694,412
                                                  -------------    -------------    -------------    -------------

OPERATING LOSS                                      (2,311,327)        (276,988)               -       (2,588,315)

INTEREST EXPENSE                                    (1,301,882)               -                        (1,301,882)

                                                  -------------    -------------    -------------    -------------
NET LOSS                                          $ (3,613,210)    $   (276,988)    $          -     $ (3,890,781)
                                                  =============    =============    =============    =============
BASIC AND DILUTED - LOSS PER SHARE                $      (0.02)    $      (0.01)    $       0.00     $      (0.02)
                                                  =============    =============    =============    =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
          Basic and Diluted                        211,630,211       40,000,003                0 (D)  211,630,211
                                                  =============    =============    =============    =============


                   See notes to pro forma financial statements

                                   ICOA, INC.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1--Basis of Presentation

     On April 22, 2005, ICOA, Inc. (ICOA) entered into a Stock Purchase Agreement to acquire 100% of the outstanding stock of Wise Technologies, Inc. (Wise), a provider of Internet services to the public. On May 26, 2005, ICOA completed the acquisition through the payment of a $75,000 advance, the issuance of a note for $50,000, and the issuance of 40,000,003 shares of ICOA common stock at a price of $0.05 per share. The two companies will centralize administration, management, and sales functions at ICOA's Warwick, RI headquarters.

     The pro forma combined historical statement of operations gives effect to the acquisition of Wise as if it had occurred as of January 1, 2004, combining historical results of ICOA for the year ended December 31, 2004 with the historical results of the same period for Wise. A similar pro forma combined historical statement of operations gives effect to the acquisition of Wise as if it had occurred as of January 1, 2005, combining historical results for ICOA for the six month period ended June 30, 2005 with the results of Wise for the period ending on May 26, 2005, the date of acquisition. The combined results do not take into effect potential synergistic savings that might have been realized for the reduction of costs.

     The pro forma combined financial statements included in this Form 8-K/A have been prepared by the management of ICOA without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information not misleading.

     The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made, and the allocation reflected in the unaudited pro forma combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ materially from the pro forma allocation included herein. The pro forma financial data do not purport to represent what ICOA's financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of ICOA's financial position or results of operations for any future period. The pro forma financial statements should be read in conjunction with the separate historical financial statements and footnotes of ICOA included in Form 10KSB for the year ended December 31, 2004, incorporated by reference herein and Wise.

     The Company has elected not to present the pro forma combined balance sheet as our quarterly report filed on Form 10-QSB for the period ended June 30, 2005 included Wise.

PRO FORMA ADJUSTMENTS

     (A) The combination is being accounted for as a purchase business combination as defined by statement of Financial Accounting Standards No. 141, Business Combinations. ICOA initially ascribed the purchase price in excess of Wise's net assets to "Costs in excess of net book value of assets purchased." As described in the "basis of presentation" the purchase price is subject to final allocation, and will be adjusted accordingly upon determination of the final purchase price.

     (B) Adjustment for 40,000,003 shares issued in connection with the purchase of Wise Technologies, Inc. The pro forma statements assume the shares were issued on the statement dates.

     (C) Pro forma basic and diluted net loss per share is calculated by dividing pro forma net loss by the pro forma outstanding common shares.

     (D) No adjustment as the acquisition shares are included in the ICOA outstanding at June 30, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Date:    September 21, 2005

                                   ICOA, Inc.


                                   By:  /s/ Erwin Vahlsing, Jr
                                        --------------------------------
                                        Erwin Vahlsing, Jr.
                                        Chief Financial Officer,
                                        Secretary, Treasurer